UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 8, 2006
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2006, the Compensation Committee of Ford's Board of Directors approved the terms of the Performance Stock Rights program for the 2006 - 2008 performance period, including the metrics. A description of the program was filed as Exhibit 10-P-6 to Ford's Annual Report on Form 10-K for the year ended December 31, 2005. On March 8, 2006, the Committee decided to replace the "High Time in Service Improvement" metric with a new metric called "Things Gone Wrong at Three Months in Service." The Committee decided that the Things Gone Wrong at Three Months in Service metric is a more useful measure of quality and aligns management's performance more closely to the Company's customer satisfaction goals. The other four metrics for the program remain unchanged. Attached as an exhibit is a revised description of the Performance Stock Rights program for the 2006 - 2008 performance period.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10	Description of the Performance Stock Rights program for the 2006-2008 performance period	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: March 9, 2006	By:	/s/Kathryn S. Lamping
Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 10	Description of the Performance Stock Rights program for the 2006-2008 performance period